UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 2, 2004

OPTIMUMBANK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	0001288855	55-0865043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10197 Cleary Boulevard, Plantation, FL 33324

(Address of Principal Executive Office) (Zip Code)

(954) 452-9501

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Item 5.     Other Events and Regulation FD Disclosure.

This Form 8-K is being filed by the Registrant to furnish a press release, issued on July 2, 2004, announcing that the Registrant is seeking approval from the Federal Reserve to issue $7.0 million in pooled trust preferred securities and Registrant’s total assets as of June 30, 2005.

Item 7.     Financial Statements and Exhibits.

 (c)

Exhibits.

Exhibit No.	Description

99.1	Press Release issued July 2, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OPTIMUMBANK HOLDINGS, INC.

Date: July 2, 2004	By:	/s/ RICHARD L. BROWDY
Richard L. Browdy President

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued July 2, 2004